Asahi Koma Law Offices
           (formerly Asahi Law Offices and Komatsu, Koma & Nishikawa)

     NEW ATT BLDG., 11-7, AKASAKA 2-CHOME, MINATO-KU, TOKYO 107-8485, JAPAN
       TELEPHONE: 81-3-3505-0003/81-3-5570-3500 FACSIMILE: 81-3-3505-1333


                                                                     EXHIBIT 5.1



                                                               November 21, 2002



Crosswave Communications Inc.
Crest Yasuda Bldg.,
3-21 Kanda Nishiki-cho
Chiyoda-ku, Tokyo 101-0054


Dear Sirs:

       In connection with the Registration Statement on Form F-3 (together with any amendments, including pre- and post-effective amendments and supplements thereto, the "Registration Statement") which you have filed to register for offer and sale under the United States Securities Act of 1993, as amended (i) 225 Stock Acquisition Rights (Shinkabu-yoyakuken) to purchase 22,500 shares of your Common Stock (the "SARs") and (ii) 22,500 shares of your Common Stock, no par value (the "Shares") to be issued upon exercise of the SARs, you have asked that we furnish our opinion to be filed as Exhibit 5.1 to the Registration Statement. For such purpose we have reviewed provisions of your Articles of Incorporation, Stock Acquisition Rights Placement Agreements dated May 21, 2002 between the Company and each SAR Holder (together with the terms and conditions of SARs attached thereto, the "SARs Placement Agreements") and such other documents and such questions of law as we have deemed necessary or advisable.

       On the basis of such review, we are of the opinion that (i) the SARs have been duly authorized, legally issued, fully paid and non-assessable and (ii) the Shares issuable upon exercise of SARs have been duly authorized and will be legally issued, fully paid and non-assessable when issued in accordance with the SARs Placement Agreements.

       The foregoing opinion is limited to the laws of Japan, and we express no opinion as to the effect of the laws of any other jurisdiction.

       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and we also consent to the references made to us under the captions "Validity of Securities"


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and "Enforceability of Civil Liabilities" in the Prospectus contained in the
Registration Statement.

                                                    Very truly yours,


                                                    /s/ Seiichiro Umeno
                                                    ------------------------
                                                    Seiichiro Umeno
                                                    Attorney-at-law



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